UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2019

DESTINATION MATERNITY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

232 Strawbridge Drive Moorestown, NJ	08057
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: (856) 291-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DESTQ	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on October 21, 2019, Destination Maternity Corporation (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Bankruptcy Petitions are jointly administered under the caption “In re: Destination Maternity Corporation, et al.” Bankruptcy Court filings and other information related to the Bankruptcy Petitions are available at a website administered by the Company’s claims agent, Prime Clerk, LLC, at http://cases.primeclerk.com/DestinationMaternity. Documents and other information available on such website are not part of this Current Report on Form 8-K (the “Form 8-K”) and shall not be deemed incorporated by reference in this Form 8-K.

On November 29, 2019, the Company and certain of its subsidiaries (together, the “Sellers”) agreed to submit to the Bankruptcy Court for approval a form of Asset Purchase Agreement with Marquee Brands, LLC (“Buyer”), pursuant to which Buyer agreed to acquire from the Company the Company’s e-commerce business, intellectual property, store-in-store operations, and the right to designate the sale of certain inventory and related assets (the “Going Concern Transaction”). On December 13, 2019, the Bankruptcy Court entered an order authorizing and approving the Going Concern Transaction pursuant to the Asset Purchase Agreement (the “Sale Order”), which is filed as Exhibit 99.1 hereto and incorporated herein by reference. On December 20, 2019, the Sellers and Buyer entered into the Asset Purchase Agreement (the “Asset Purchase Agreement”) that is filed as Exhibit 2.1 hereto and incorporated herein by reference.

All capitalized terms used and not defined in this Form 8-K have the meanings ascribed to them in the Asset Purchase Agreement.

The Going Concern Transaction involves the sale of the following assets by the Sellers:

•	All “Assigned Contracts”;

•	Certain data owned or controlled by the Sellers;

•	All “Acquired Furnishings and Equipments”;

•	Certain demands, allowances, refunds, rights, claims, counterclaims, defenses, credits, causes of action, rights of set off, rights of recovery, rights of recoupment and other similar rights;

•

To the extent transferable under applicable Law, all of the rights, interests and benefits accruing under all Permits necessary for operation or use of the Acquired Assets, and all pending applications;

•	All Intellectual Property and all corresponding rights;

•	All computer, information technology and data processing systems, facilities and services used by or for or in connection with the E-Commerce Platform;

•

Financial, marketing and business data, pricing and cost information, business and marketing plans and other information, files, correspondences, records, data, plans, reports and recorded knowledge, historical trademark files and prosecution files of the Sellers to the extent related to the Acquired Assets or the Assumed Liabilities;

•	All goodwill associated with the Business or the Acquired Assets;

•	Certain insurance proceeds and insurance awards;

•	All right of publicity and all similar rights;

•	Certain payment intangibles and general intangible assets and rights of the Sellers; and

•	All Preference Actions.

The consideration in the Going Concern Transaction was comprised of the following:

•

Cash in an amount equal to (A) The Estimated Purchase Price, plus or minus (as applicable) (B) the Merchandise Purchase Price Adjustment (if any), plus (C) the Store Cash Amount, plus (D) $225,000 (the “Trade Cash Amount”) (approximately $50.4 million, subject to the Merchandise Purchase Price Adjustment); and

•	The assumption of Assumed Liabilities.

The foregoing description of the Asset Purchase Agreement and the Going Concern Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement filed as Exhibit 2.1 to this Form 8-K. The Asset Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Sellers or Buyer. The representation, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement as of the specific dates therein, were solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. For the foregoing reasons, the representations, warranties and covenants should not be relied upon as statements of factual information.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Going Concern Transaction, on December 20, 2019, the Company terminated (i) the Amended and Restated Credit Agreement dated March 25, 2016 (as amended on April 7, 2017 and February 1, 2018), among the Company, as Borrower, Mothers Work Canada, Inc. and DM Urban Renewal, LLC, as Guarantors, each lender from time to time party hereto, and Wells Fargo Bank, National Association, as Administrative Agent and Swing Line Lender and Letter of Credit Issuer, with respect to the Company’s ABL credit facility (the “ABL Credit Facility”); and (ii) the Term Loan Credit Agreement dated February 1, 2018, among the Company, as Borrower, Mothers Work Canada, Inc. and DM Urban Renewal, LLC, as Guarantors, each lender from time to time party hereto, and Pathlight Capital LLC, as Administrative Agent, with respect to the Company’s term loan credit facility (the “Term Loan Credit Facility”), and repaid all outstanding amounts due thereunder.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Going Concern Transaction was completed on December 20, 2019 pursuant to and in accordance with the Asset Purchase Agreement and as approved by the Sale Order. The assets acquired by Buyer and consideration described in Item 1.01 above and in the Asset Purchase Agreement attached hereto as Exhibit 2.1 are incorporated by reference herein.

The proceeds from the Going Concern Transaction were primarily used to repay in full borrowings under the Company’s ABL Credit Facility and Term Loan Credit Facility.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Going Concern Transaction, on December 20, 2019, Lisa Gavales resigned as the Chair of the Office of the Chief Executive Officer. Following her resignation, Ms. Gavales will continue as a director of the Company and Dave J. Helkey, the Company’s Chief Financial and Operating Officer, will be taking over the duties of Ms. Gavales. Mr. Helkey’s title and compensation will not change upon his assumption of Ms. Gavales’ duties.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that such forward-looking statements contained in this Form 8-K or made from time to time by management of the Company, including those regarding the Going Concern Transactions, Bankruptcy Petitions and resulting proceeding in Bankruptcy Court and delisting from NASDAQ, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, could affect the Company’s ability to realize such savings and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the Company’s ability to consummate a plan of reorganization; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risk associated with third party motions in any bankruptcy case; increased costs to execute the reorganization; the strength or weakness of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully manage our real estate relationships, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel (such as fluctuations in pregnancy rates and birth rates), our ability to develop and source merchandise and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission, or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this release are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Form 8-K. The Company assumes no obligation to update or revise the information contained in this release (whether as a result of new information, future events or otherwise), except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of November 29, 2019, by and among the Company and certain of its subsidiaries party thereto and Marquee Brands, LLC

99.1	Order (I) Approving the Agreements, (II) Authorizing the Sale of Assets Outside the Ordinary Course of Business through the Winning Bid, (III) Authorizing the Sale of Substantially all of the Debtors’ Assets Free and Clear of Liens, Claims, Encumbrances, and Interests, (IV) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (V) Granting Related Relief

*

Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION MATERNITY CORPORATION

Dated: December 27, 2019	By:	/s/ Dave J. Helkey
Dave J. Helkey
Chief Operating Officer & Chief Financial Officer

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